Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICE OF DETERMINATION OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

OVERLAND STORAGE, INC.

Eric L. Kelly and Kurt L. Kalbfleisch certify that:

1. They are the President and Chief Executive Officer and the Chief Financial Officer and Secretary, respectively, of Overland Storage, Inc., a California corporation (the “Corporation”).

2. The name of the corporation is Overland Storage, Inc.

3. On February 19, 2010, the Corporation filed the Certificate of Determination of Rights, Privileges and Restrictions of Series A Convertible Preferred Stock of Overland Storage, Inc. with the Secretary of State of the State of California (the “Certificate of Determination”) authorizing an aggregate of 1,000,000 shares of Series A Convertible Preferred Stock.

4. No shares of Series A Convertible Preferred Stock are outstanding.

5. Pursuant to authority conferred upon the Corporation’s Board of Directors (the “Board”) by the Corporation’s Amended and Restated Articles of Incorporation and Section 401(c) of the California Corporations Code, the following resolution was duly adopted by the Board on April 27, 2010:

“‘RESOLVED, that, pursuant to authority conferred upon the Board of Directors by Article III of the Corporation’s Amended and Restated Articles of Incorporation and in accordance with Section 401(c) of the California Corporations Code, the number of authorized shares of Series A Convertible Preferred Stock shall be reduced to zero.”

[Signature page follows.]

The undersigned, Eric L. Kelly and Kurt L. Kalbfleisch, declare this 28 th day of April, 2010, at the City and County of San Diego, California, under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents hereof and that the same is true of his own knowledge.

By:	/s/ Eric L. Kelly
Eric L. Kelly
President and Chief Executive Officer

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer and Secretary

[Signature page to Certificate of Amendment of Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock of Overland Storage, Inc.]